EXHIBIT 10.1
AMENDMENT TO EMPLOYMENT AGREEMENT
This Amendment to Employment Agreement (this “Amendment”) is made and entered into on June 21, 2022 (“Effective Date”), by and between Sila Realty Trust, Inc. (the “REIT”), Sila Realty Operating Partnership, LP, the operating company subsidiary of the REIT (the “Operating Company”), and the Operating Company’s subsidiary, Sila Realty Management Company, LLC (the “REIT Operator” and, together with the REIT and the Operating Company, the “Company”), and Michael A. Seton (“Executive”). Company and Executive shall be collectively referred to as the “Parties.”
WHEREAS, Company and Executive are parties to an Employment Agreement dated as of July 28, 2020 (the “Employment Agreement”); and
WHEREAS, the Parties wish to amend the Employment Agreement.
NOW, THEREFORE, for good and valuable consideration, including the covenants contained herein, the receipt and the sufficiency of which is acknowledged by each party hereto, the Parties hereby agree as follows:
1.Amendments. The Parties hereby acknowledge and agree that as of the Effective Date, the Employment Agreement is amended as follows:
a.Section 1(b) of the Employment Agreement is deleted in its entirety and replaced with the following: “(b) The term of employment under this Agreement commenced on September 30, 2020 (the date of the Closing (as defined in that certain Membership Interest Purchase Agreement by and among the REIT, the Operating Company, Carter Validus Advisors II, LLC and the other parties thereto, dated as of July 28, 2020) and continues through December 31, 2025 (the “Initial Term”). Thereafter, the term of employment under this Agreement shall automatically renew for successive one (1) year terms (each a “Renewal Term” and together with the Initial Term collectively, the “Term of Employment”) unless either Executive or REIT Operator provides a written notice of non-renewal at least sixty (60) days prior to the expiration of the Initial Term or any Renewal Term. If a notice of non-renewal is provided in accordance with this Section, Executive’s employment under this Agreement shall terminate upon the expiration of the then-current term. Notwithstanding the foregoing, Executive’s employment under this Agreement may be terminated earlier than the scheduled expiration of a Term, in accordance with Section 4 below.”; and
b.The phrase “Upon any such termination of Executive’s employment without Cause or for Good Reason during the Term of Employment, Executive shall be entitled to receive the following:” in Section 4(c) of the Employment Agreement is replaced with, “Upon any such termination of Executive’s employment without Cause or for Good Reason during the Term of Employment, or upon a termination of Executive’s employment because of a non-renewal by the REIT Operator pursuant to Section 1(b), Executive shall be entitled to receive the following:”.
c.The number “2.5” in Section 6(i)(ii) (“Severance Multiple”) is replaced with “3.0.”
    2.    Conflict; Ratification. In the event of a conflict or inconsistency between the provisions of this Amendment and the Employment Agreement, the provisions of this Amendment shall control and govern. As modified by this Amendment, the Employment Agreement is ratified and remains in full force and effect in accordance with its terms. The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the parties under the Employment Agreement.
    3.    Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. Delivery of executed copies of this Amendment, or subsequent addendums to this Amendment, by one party to the other using facsimile or any other scanning or imaging technique shall constitute delivery of original signed counterparts for purposes of binding the parties hereto. The parties agree that the electronic signature of a party to this Amendment shall be as valid as an original signature of such party and shall be effective to bind such party to this Amendment. The parties agree that an electronically signed version of this Amendment shall be deemed (a) to be “written” or “in writing”; (b) to have been signed; and (c) to constitute a record established and maintained in the ordinary course of business and an original written record when printed from electronic files.
    IN WITNESS WHEREOF, the Parties hereto have executed this Amendment to the Employment Agreement.

SILA REALTY TRUST, INC.
By: /s/ Kay C. Neely
Name: Kay C. Neely
Title: Executive Vice President and
             Chief Financial Officer

SILA REALTY OPERATING PARTNERSHIP, LP

By: SILA REALTY TRUST, INC., its general partner

By: /s/ Kay C. Neely
Name: Kay C. Neely
Title: Executive Vice President and
             Chief Financial Officer

SILA REALTY MANAGEMENT COMPANY, LLC
By: SILA REALTY OPERATING PARTNERSHIP, LP, its managing member

By: SILA REALTY TRUST, INC., its general partner
By: /s/ Kay C. Neely
Name: Kay C. Neely
Title: Executive Vice President and
             Chief Financial Officer

EXECUTIVE
/s/ Michael A. Seton
MICHAEL A. SETON